Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Syntony Group, Inc. (the "Company") on Form 10-QSB for the quarter ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Michael Vardakis, President and Treasurer and Matthew C. Lords, Vice President and Secretary of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 5/15/2006                          /s/Michael Vardakis
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                                         Michael Vardakis
                                         President, Treasurer and director


Date: 5/15/2006                          /s/Matthew C. Lords
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                                         Matthew C. Lords
                                         Vice President, Secretary and
                                         director